UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2020

_____________________

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

           Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2020, Matthew Archambeau was appointed to serve as the Senior Vice President, Manufacturing and Energy, of Verso Corporation (“Verso”), effective immediately.

Mr. Archambeau, 47, previously served as Verso’s Vice President of the Centers of Excellence/Technology since January 2018. Prior to that role, he served as the Mill Manager at Verso’s Escanaba, Michigan mill from February 2015 to December 2017. Mr. Archambeau’s previous experience at Verso also includes serving as the Mill Manager at Verso’s former Bucksport, Maine and Sartell, Minnesota mills, Director of Manufacturing Support at Verso’s former Memphis, Tennessee headquarters, and in numerous manufacturing roles at Verso’s former Bucksport, Maine mill.

In connection with his appointment to Senior Vice President, Manufacturing and Energy, on April 14, 2020 Mr. Archambeau and Verso entered into an employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Archambeau will be entitled to a base salary of $330,000 per year. Mr. Archambeau will also be eligible to receive long-term equity incentive awards to be granted from time to time by Verso under the Verso Performance Incentive Plan and he will also be eligible to participate in Verso’s benefit plans generally made available to the executives of Verso.  In addition, Mr. Archambeau will initially receive a grant of restricted stock units, with the number of restricted stock units to be received determined by dividing $81,520 by the closing price of Verso’s Class A common stock on the New York Stock Exchange on April 16, 2020.

The Employment Agreement provides that Mr. Archambeau’s employment may be terminated by Verso or by Mr. Archambeau at any time. In the event Mr. Archambeau’s employment is terminated by Verso without “Cause,” or by Mr. Archambeau for “Good Reason” (as these terms are defined in the Employment Agreement), Mr. Archambeau will be entitled to (a) the termination payments and benefits set forth in the Employment Agreement applicable to termination without Cause or for Good Reason, subject to the terms and conditions of the Employment Agreement, and (b) the severance and termination benefits under Verso’s plans and policies in effect at the time that notice of termination is given that are normally afforded Verso’s senior executives in connection with termination of their employment.

The foregoing summary of the Employment Agreement is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Archambeau also entered into a Restrictive Covenant Agreement required by the Employment Agreement, which includes confidentiality, non-compete, and non-solicitation covenants in favor of Verso and is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference, and an indemnification agreement with Verso in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.6 to Verso’s Current Report on Form 8-K filed with the SEC on July 19, 2016.

There are no arrangements or understandings between Mr. Archambeau and any other persons pursuant to which Mr. Archambeau was selected as Senior Vice President, Manufacturing and Energy. There are also no family relationships between Mr. Archambeau and any director or executive officer of Verso, and Mr. Archambeau does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01        Regulation FD Disclosure.

On April 14, 2020, Verso issued a press release regarding the management change disclosed under Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is included as Exhibit 99.1 to this report.  The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated April 14, 2020, by and between Verso Corporation and Matthew Archambeau
10.2	Restrictive Covenant Agreement, dated April 14, 2020, by and between Verso Corporation and Matthew Archambeau
99.1	Press Release issued by Verso on April 14, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSO CORPORATION

Date: April 14, 2020	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer